UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Actavis plc

(Exact Name of Registrant as Specified in its Charter)

Ireland	98-1114402
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

1 Grand Canal Square Docklands, Dublin 2, Ireland
(Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.0001 Per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-202168

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the ordinary shares, par value $0.0001 per share (the “Ordinary Shares”) of Actavis plc as included under the caption “Description of Actavis ordinary shares” in the Registration Statement on Form S-3, as filed with the Securities and Exchange Commission (the “Commission”) on February 19, 2015 (Registration No. 333-202198), including exhibits, and as may be subsequently amended from time to time (the “Registration Statement”) is hereby incorporated by reference. In addition, the above-reference description included in any Prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2.	Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Memorandum and Articles of Association of Actavis plc (incorporated by reference herein to Exhibit 3.2 of Actavis plc’s Current Report on Form 8-K filed on October 2, 2013).

4.1	Designations of the Terms of the 5.500% Mandatory Convertible Preferred Shares, Series A (incorporated by reference herein to Exhibit 4.1 of Actavis plc’s Current Report on Form 8-K filed on March 2, 2015).

4.2	Form of Certificate for 5.500% Mandatory Convertible Preferred Shares, Series A (included as Exhibit A to Exhibit 4.1).

4.3	Indenture among Actavis Funding SCS and Warner Chilcott Limited, Actavis Capital S.à r.l., and Actavis Inc., as guarantors, and Wells Fargo Bank, N.A., as trustee, dated as of March 12, 2015 (incorporated by reference herein to Exhibit 4.1 of Actavis plc’s Current Report on Form 8-K filed on March 12, 2015).

4.4	First Supplemental Indenture among Actavis Funding SCS and Warner Chilcott Limited, Actavis Capital S.à r.l., and Actavis Inc., as guarantors, and Wells Fargo Bank, N.A., as trustee, dated as of March 12, 2015 (incorporated by reference herein to Exhibit 4.2 of Actavis plc’s Current Report on Form 8-K filed on March 12, 2015).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

Actavis plc

Date: March 16, 2015	By:	/s/ A. Robert D. Bailey
A. Robert D. Bailey
Chief Legal Officer and Corporate Secretary

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